Exhibit 32.1

CERTIFICATION

In connection with the annual report of Leader Capital Holdings Corp. (the “Company”) on Form 10-K for the year ended August 31, 2021 as filed with the Securities and Exchange Commission (the “Report”), I, Yi-Hsiu Lin, Chief Executive Officer and President (Principal Executive Officer) and Treasurer (Principal Financial Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: December 14, 2021

/s/ Yi-Hsiu Lin
Yi-Hsiu Lin
Chief Executive Officer and President
(Principal Executive Officer)
Treasurer
(Principal Financial Officer)